                                               Exhibit 11
                               Computation of Loss Per Share - June 30, 1997

Primary loss per share
----------------------
Net loss for the year                                                                (2,006,878)
Divided by weighted average shares outstanding                                        9,901,000
Loss per share                                                                            (0.20)
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
Computation of weighted average shares
--------------------------------------
Dates issued                            shares          days o/s        yr o/s
------------                            ----------------------------------------
Balance 6/30/96                        9,191,596            365               1       9,191,596

8/13/96                                    6,667            321           0.879           5,863
8/19/96                                    8,334            315           0.863           7,192
1/07/97                                  200,000            174           0.477          95,342
1/14/97                                    8,334            167           0.458           3,813
1/22/97                                  172,332            159           0.436          75,071
1/23/97                                   61,000            158           0.433          26,405
2/5/97                                    48,980            145           0.397          19,458
3/7/97                                    25,000            115           0.315           7,877
3/24/97                                    6,667             98           0.268           1,790
2/27/97-6/3/97                           266,667             76           0.208          55,252
11/20-11/26/97                           100,000            219           0.600          60,000
7/96                                       4,386            350           0.959           4,208
12/96                                  1,490,000
11/96                                    166,667            228           0.625         104,110
12/96                                    136,250            197           0.540          73,538
12/96-3/97                               375,000            150           0.411         154,110
6/97                                     302,191             15           0.041          12,419
5/97                                      20,400             45           0.123           2,515
                                      ----------                                      ---------
                                      12,590,473                                      9,900,832
                                      ==========                                      =========
Rounded                                                                               9,901,000
                                                                                      =========
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
Fully diluted loss per share
-------------------------------------------
Assumed exercise of options and warrants:

outstanding at beginning of year                                      2,735,220
less amount in excess of 20% limitation                                (217,000)
                                                                      ---------
beginning shares to apply treasury stock
    method                                                            2,518,220
average exercise price                                                     1.73
                                                                      ---------
assumed proceeds                                                                      4,356,000
stock price                                                                                2.00
                                                                                     ----------
Assumed number of shares repurchased                                                  2,178,000
                                                                                     ==========

Remaining shares, net of exercised warrants                           1,512,894
Average exercise price                                                     1.27
                                                                      ---------
                                                                                      1,921,000
Beginning of yr. in excess of 20%                                       217,000
Average exercise price                                                     1.73
                                                                      ---------
                                                                                        375,000
                                                                                     ----------
                                                                                      2,296,000
Assume invested                                                                              6%
Assumed earnings (for about one-half yr. outstanding)                                    69,000

Recap:
Actual net loss                                                                      (2,006,878)
Assumed earnings on exercise proceeds                                                    69,000
                                                                                     ----------
Adjusted loss                                                                        (1,937,878) A
                                                                                     ----------

Actual weighted average shares                                                        9,901,000
Assumed exercised warrants and options:
    beginning of yr.                                                                  2,735,220
    granted during yr. (one-half yr. weighted ave.)                                     756,000
Less assumed purchased for treasury with proceeds                                    (2,178,000)
                                                                                     ----------
                                                                                     11,214,220 B
                                                                                     ----------

Fully diluted loss per share A/B                                                          (0.17)
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